EXHIBIT 21.0

SUBSIDIARIES OF THE REGISTRANT

  •
  Trans World Gaming of Louisiana, Inc.,
  a Nevada corporation

  •
  Trans World Gaming Management Limited,
  a Cyprus company

  •
  TWG Finance Corp.,
  a Delaware corporation

  •
  TWG International U.S. Corporation,
  a Nevada corporation

  •
  21st Century Resorts a.s.,
  a Czech Republic joint stock company

  •
  American Chance Casinos a.s. (formerly LMJ Casino Rozvadov), a Czech Republic joint stock company

  •
  LMJ Slots s.r.o.,
  a Czech Republic joint stock company

  •
  Art (cosmetic and fragrance) Marketing Limited (d/b/a Totenham & Co.), a United Kingdom private limited company

  •
  SC98A, s.r.o.,
  a Czech Republic joint stock company

  •
  Atlantic Properties, s.r.o.,
  a Czech Republic joint stock company

  •
  Trans World Corp. Europe Limited,
  a United Kingdom private limited company